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                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) in connection with the registration of 750,000 shares for the 1996 Stock Option Plan and 225,000 shares for the 1995 Employee Stock Purchase
Plan of Landec Corporation, of our report dated December 10, 1998 with respect to the consolidated financial statements and schedule of Landec Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1998, filed with the Securities and Exchange Commission.



Ernst & Young LLP
San Francisco, California
June 7, 1999

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